UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 9, 2009

HARRIS & HARRIS GROUP, INC.

(Exact name of registrant as specified in its charter)

New York	0-11576	13-3119827
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 West 57th Street
New York, New York  10019

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (212) 582-0900

EXPLANATORY NOTE

The information in this report, including the exhibit, is being furnished pursuant to Item 7.01 and Item 9.01 of Form 8-K and General Instruction B.2 thereunder. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933.

Item 7.01        Regulation FD Disclosure

On September 9, 2009, Harris & Harris Group, Inc., issued a press release announcing that it will hold a “Meet the Portfolio” Day on Wednesday, October 7, 2009 at the Hotel Nikko in San Francisco, a copy of which is attached as Exhibit 99.01.

Forward-Looking Statements

The press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions.  These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in the press release.  Please see the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008, the Company’s report on Form 10-Q for the quarter ended June 30, 2009, and subsequent filings, filed with the Securities and Exchange Commission, for a more detailed discussion of the risks and uncertainties associated with the Company's business, including but not limited to the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results. Except as otherwise required by Federal securities laws, Harris & Harris Group, Inc., undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties.

Item 9.01        Financial Statements and Exhibits

The following is filed as an exhibit to this report:

Exhibit No.	Description

99.1	Press Release dated September 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2009	HARRIS & HARRIS GROUP, INC.

By: /s/ Douglas W. Jamison
Douglas W. Jamison
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 9, 2009